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                                                                    EXHIBIT 24.2


              Consent of Independent Certified Public Accountants



North American Technologies Group, Inc.
Houston, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 1995, relating to the consolidated financial statements of North American Environmental Group, Inc., which is contained in that Prospetus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                            /s/ BDO SEIDMAN, LLP

                                                                BDO SEIDMAN,LLP

Philadelphia, Pennsylvania
October 9, 1995